OPTION NO.:[OPTION NUMBER]

ROSETTA STONE INC.
2009 OMNIBUS INCENTIVE PLAN

COVER SHEET TO

LONG TERM PERFORMANCE-BASED
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
Rosetta Stone Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its Class B Common Stock, $.00005 par value (the “Stock”), to the optionee named below (the “Option”). The terms and conditions of the Option are set forth in the Long Term Performance-Based Nonqualified Stock Option Award Agreement and in the Rosetta Stone Inc. 2009 Omnibus Incentive Plan, as amended (the “Plan”).
Grant Date:  %%OPTION_DATE,'MM/DD/YYYY'%-%
Name of Optionee: %%FIRST_NAME%-% %%LAST_NAME%-%
Optionee’s Employee Identification Number: %%EMPLOYEE_IDENTIFIER%-%
Number of Shares Covered by Option: %%TOTAL_SHARES_GRANTED,'999,999,999'%-%
Option Price per Share: $%%OPTION_PRICE%-%
Vesting Start Date:  %%VEST_BASE_DATE%-%
Optionee understands and agrees that this Non-Qualified Stock Option Award is granted subject to and in accordance with the terms of the Plan. Optionee further agrees to be bound by the terms of the Plan and the terms of the performance-based Non-Qualified Stock Option Award as set forth in the Long Term Performance-Based Non-Qualified Stock Option Agreement and any Addenda to such Long Term Performance-Based Non-Qualified Stock Option Agreement. A copy of the Plan is available on www.Etrade.com.
Nothing in this Cover Sheet or in the Long Term Performance-Based Non-Qualified Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Cover Sheet shall have the meaning assigned to them in this Cover Sheet or in the Long Term Performance-Based Non-Qualified Stock Option Agreement.

ROSETTA STONE INC.
2009 OMNIBUS INCENTIVE PLAN AS AMENDED
LONG TERM PERFORMANCE-BASED
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
This LONG TERM PERFORMANCE-BASED NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”) and the Cover Sheet to which this Agreement is attached (the “Cover Sheet”) are entered into between Rosetta Stone Inc., a Delaware corporation (the “Company”), and Optionee (as that term is defined in the Cover Sheet). The Board has adopted, and the stockholders of the Company have approved, the Rosetta Stone Inc. 2009 Omnibus Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety. Any term used in this Agreement that is not specifically defined herein shall have the meaning specified in the Plan.
IT IS AGREED:
1.Grant of Option. Subject to the terms of the Plan, this Agreement and the Cover Sheet, on the Grant Date set forth on the Cover Sheet (the “Grant Date”), the Company granted to Optionee an option (the “Option”) to purchase that number of shares of Stock set forth on the Cover Sheet (the “Option Shares”), at the Option Price per share of Stock set forth on the Cover Sheet (the “Option Price”), subject to adjustment as provided in the Plan.
2.    Type of Option. The Option is a nonqualified stock option which is not intended to be governed by section 422 of the Code and will be interpreted accordingly.
3.    Optionee’s Agreement. In accepting the Option, Optionee accepts and agrees to be bound by all the terms and conditions of the Plan which pertain to nonqualified stock options granted under the Plan.
4.    Vesting; Forfeiture. Subject to the provisions of the Plan and the provision of this Agreement (including the requirement that Optionee continue to be eligible under the Plan on the dates set forth below), the Option will vest and become exercisable in accordance with the following terms:
(a)    Optionee shall earn, and be eligible to vest in and exercise, the number of Option Shares, if any, as determined by the Committee following the end of the period commencing on January 1, 2016, and ending on December 31, 2017 (the “Performance Period”), based on the level of achievement of the Total Shareholder Return (the “TSR”) performance goals approved by the Committee, communicated to Optionee and set forth in the Company’s records. The number of Option Shares that may vest and become exercisable shall range from zero to one hundred percent (100%) of the Option Shares, based on the level of achievement of the applicable TSR performance goals during the Performance Period, as determined by the Committee. Optionee shall only earn 100% of the Option Shares if the maximum TSR performance goals are achieved, as determined by the Committee. If less than 100% of the Option Shares become earned, as determined by the Committee, then on the date on which the Committee certifies the level of achievement of the applicable TSR performance goals for the Performance Period (the “Certification Date”), or the date of Optionee’s termination of employment, as applicable, any Option Shares that are not earned or do not vest and become exercisable pursuant to the terms of this Section 4, shall be immediately and irrevocably forfeited.
(b)    Vesting Schedule:
(i)    33.3% of the total number of earned Option Shares shall vest on the second anniversary of the Grant Date, subject to Optionee’s continued eligibility under the Plan through such date.
(ii)    33.3% of the total number of earned Option Shares shall vest on the third anniversary of the Grant Date, subject to Optionee’s continued eligibility under the Plan through such date.
(iii)    33.3% of the total number of earned Option Shares shall vest on the fourth anniversary of the Grant Date, subject to Optionee’s continued eligibility under the Plan through such date.
The number of earned Option Shares that vest on any date shall be rounded to the nearest whole number of shares, except that on the third anniversary of the Grant Date the Option shall vest with respect to the remaining number of Option Shares for which the Option has not previously vested.
(c)    To the extent not exercised, installments of vested Option Shares shall be cumulative and may be exercised in whole or in part
(d)    If the Optionee’s employment terminates as a result of the Optionee’s involuntary termination not-for-Cause or Good Cause, the following provisions shall apply:
(i)    If prior to the end of the Performance Period, the number of Option Shares earned shall be determined as set forth in Section 4(a), and the earned Option Shares shall vest on the Certification Date and shall be exercisable in full for the period of time set forth below in Section 6(c).
(ii)    If after the end of the Performance Period, any portion of the Option Shares that have not previously vested shall vest and such Option Shares shall be exercisable in full for the period of time set forth below in Section 6(c).
(e)    Upon the occurrence of a Change in Control prior to the end of the Performance Period in which outstanding awards under the Plan are assumed or continued, the following provisions shall apply:
(i)    The Performance Period shall end on the date of the Change in Control and the performance goals applicable to the Option shall be deemed satisfied (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable; provided, however, that if less than 50% of the Performance Period has elapsed as of the date of the Change in Control, then the performance goals applicable to such award shall be deemed satisfied at the target level.
(ii)    The Option shall thereafter be subject solely to time-based vesting conditions and shall be eligible to vest in accordance with the vesting schedule set forth in Section 4(b) of this Agreement.
5.    Manner of Exercise.
(a)    To the extent that the Option is vested and exercisable in accordance with Section 4 of this Agreement, the Option may be exercised by Optionee at any time, or from time to time, in whole or in part, on or prior to the termination of the Option (as set forth in Section 6 of this Agreement) upon payment of the Option Price for the Option Shares to be acquired in accordance with the terms and conditions of this Agreement and the Plan.
(b)    If Optionee is entitled to exercise the vested and exercisable portion of the Option, and wishes to do so, in whole or part, Optionee shall (i) deliver to the Company a fully completed and executed notice of exercise, in such form as may be designated by the Company in its sole discretion, specifying the exercise date and the number of Option Shares to be purchased pursuant to such exercise and (ii) remit to the Company in a form satisfactory to the Company, in its sole discretion, the Option Price for the Option Shares to be acquired on exercise of the Option, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company) in accordance with the provisions of the Plan.
(c)    The Company’s obligation to deliver shares of the Stock to Optionee under this Agreement is subject to and conditioned upon Optionee satisfying all tax obligations associated with Optionee’s receipt, holding and exercise of the Option. Unless otherwise approved by the Committee, all such tax obligations shall be payable in accordance with the provisions of the Plan.
(d)    The Company and its Affiliates and subsidiaries, as applicable, shall be entitled to deduct from any compensation otherwise due to Optionee the amount necessary to satisfy all such taxes.
(e)    Upon full payment of the Option Price and satisfaction of all applicable tax obligations, and subject to the applicable terms and conditions of the Plan and the terms and conditions of this Agreement, the Company shall cause certificates for the shares purchased hereunder to be delivered to Optionee or cause an uncertificated book-entry representing such shares to be made in the name of Optionee.
6.    Termination of Option. Unless the Option terminates earlier as provided in this Section 6 the Option shall terminate and become null and void at the close of business at the Company’s principal business office on the day before the date of the tenth anniversary of the Grant

Date (the “Option General Expiration Date”). If Optionee ceases to be eligible under the Plan for any reason the Option shall not continue to vest after such cessation of eligibility under the Plan.
(a)    If Optionee ceases to be eligible under the Plan due to death or Disability, (i) the portion of the Option that was exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and become null and void at the close of business at the Company’s principal business office on the day that is six (6) months after the date of such death or Disability, but in no event after the Option General Expiration Date; and (ii) the portion of the Option that was not exercisable on the date of such cessation shall be forfeited and become null and void immediately upon such cessation.
(b)    If Optionee ceases to be eligible under the Plan due to Cause, all of the Option shall be forfeited and become null and void immediately upon such cessation, whether or not then exercisable.
(c)    If Optionee ceases to be eligible under the Plan for any reason other than death, Disability, or Cause, (i) the portion of the Option that was exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and become null and void at the close of business at the Company’s principal business office on the later of (x) the day that is sixty (60) days after the date of such cessation, or (y) the day that is thirty (30) after any blackout period(s) under the Company’s Insider Trading Compliance Policy (as in effect from time to time) to the extent Optionee is then subject to any such blackout period(s), but in no event after the Option General Expiration Date, and (ii) the portion of the Option that was not exercisable on the date of such cessation shall be forfeited and become null and void immediately upon such cessation.
(d)    Upon the death of Optionee prior to the expiration of the Option, Optionee’s executors, administrators or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Option to exercise the Option with respect to the number of shares that Optionee would have been entitled to exercise if he were still alive.
7.    Tax Withholding. To the extent that the receipt of the Option, this Agreement or the Cover Sheet, the vesting of the Option or the exercise of the Option results in income to Optionee for federal, state, local or foreign income, employment or other tax purposes with respect to which the Company or its subsidiaries or any Affiliate has a withholding obligation, Optionee shall deliver to the Company at the time of such receipt, vesting or exercise, as the case may be, such amount of money as the Company or its subsidiaries or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if Optionee fails to do so, the Company or its subsidiaries or any Affiliate is authorized to withhold from the shares subject to the Option (based on the Fair Market Value of such shares as of the date the amount of tax to be withheld is determined) or from any cash or stock remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such taxable income, sufficient to satisfy the withholding obligation.
8.    Capital Adjustments and Reorganizations. The existence of the Option shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.
9.    Relationship. For purposes of this Agreement, Optionee shall be considered to be eligible under the Plan as long as Optionee has an employment, director or third party service provider relationship with the Company, any Subsidiary Corporation or any Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such eligibility under the Plan, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.
10.    Not an Employment Agreement. This Agreement is not an employment or service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or other service relationship between Optionee and the Company, its subsidiaries or any of its Affiliates or guarantee the right to remain employed by the Company, its subsidiaries or any of its Affiliates, for any specified term or require the Company, its subsidiaries or any Affiliate to employ Optionee for any period of time.
11.    No Rights As Stockholder. Optionee shall not have any rights as a stockholder with respect to any Option Shares until the date of the issuance of such shares following Optionee’s exercise of the Option pursuant to its terms and conditions and payment of all amounts for and with respect to the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date a certificate or certificates are issued for such shares or an uncertificated book-entry representing such shares is made.
12.    Legend. Optionee consents to the placing on the certificate for any Option Shares of an appropriate legend restricting resale or other transfer of such shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.
13.    Notices. Any notice, instruction, authorization, request, demand or other communications required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address to the attention of the Company’s General Counsel and to Optionee at Optionee’s residential address as it appears on the books and records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.
14.    Amendment and Waiver. Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and Optionee. Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than Optionee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.
15.    Dispute Resolution. In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee.
16.    Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.
17.    Transfer Restrictions. The Option Shares may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws or of any applicable requirements of any stock exchange on which the Company’s shares of Stock may be listed. Optionee also agrees (a) that the Company may refuse to cause the transfer of Option Shares to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Option Shares.
18.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option Shares in this Agreement does not create any contractual right or other right to receive any Option Shares or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Company.
19.    Successors and Assigns. This Agreement shall, except as herein stated to the contrary, inure to the benefit of and bind the legal representatives, successors and assigns of the parties hereto.
20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.
21.    Option Transfer Prohibitions. The Option granted to Optionee under this Agreement shall not be transferable or assignable by Optionee other than by will or the laws of descent and distribution, and shall be exercisable during Optionee’s lifetime only by him.

22.    Definitions. The words and phrases defined in this Section 22 shall have the respective meanings set forth below throughout this Agreement, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
(a)    "Cause" shall mean Optionee (i) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (ii) substantially and repeatedly failed to perform duties of the office held by him or her as reasonably directed by the Company or an Affiliate; (iii) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) committed a material breach of any employment agreement between the Optionee and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (v) failed, within ten (10) days after receipt by the Optionee of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or an Affiliate’s business or operations; (vi) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate; (vii) harassed or discriminated against the Company’s or an Affiliate’s employees, customers or vendors in violation of the Company’s policies with respect to such matters; (viii) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board; (ix) failed, due to some action or inaction on the part of the Optionee, to have immigration status that permits the Optionee to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law; or (x) disclosed trade secrets of the Company or an Affiliate.
(b)    “Change in Control” means (i) the liquidation, dissolution or winding-up of the Company, (ii) the sale, license or lease of all or substantially all of the assets of the Company, or (iii) a share exchange, reorganization, recapitalization, or merger or consolidation of the Company with or into any other corporation or corporations (or other form of business entity) or of any other corporation or corporations (or other form of business entity) with or into the Company, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company; provided, however, that a Change in Control shall not include any of the aforementioned transactions listed in clauses (i), (ii) and (iii) involving the Company or a Subsidiary Corporation in which the holders of shares of the Company voting stock outstanding immediately prior to such transaction or any Affiliate of such holders continue to hold at least a majority, by voting power, of the capital stock or, by a majority, based on fair market value as determined in good faith by the Board, of the assets, in each case in substantially the same proportion, of (x) the surviving or resulting corporation (or other form of business entity), (y) if the surviving or resulting corporation (or other form of business entity) is a wholly owned subsidiary of another corporation (or other form of business entity) immediately following such transaction, the parent corporation (or other form of business entity) of such surviving or resulting corporation (or other form of business entity) or (z) a successor entity holding a majority of the assets of the Company. In addition, a Change in Control shall not include a bona fide, firm commitment underwritten public offering of the Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended.
(c)     “Disability” shall have the meaning ascribed to such term in the Plan, as it may be amended from time to time.
(d)    “Good Reason” shall have the meaning ascribed to such term in the Optionee’s employment agreement with the Company, or, if none, the Optionee’s resignation from employment with the Company due to (i) a material diminution in Optionee’s annual base salary, duties, authority or responsibilities or (ii) relocation of the Optionee’s primary place of employment to a geographic area more than fifty (50) miles from Optionee’s then-current primary place of employment, without the Optionee’s consent; provided that the Optionee has given thirty (30) days advance written notice to the Company of the initial existence of the condition described in (i) and/or (ii) and the Company has not within such thirty (30) day period remedied the condition.
23.    Acceptance. Optionee agrees that by accepting this Agreement, Optionee confirms that Optionee has read and understands the terms and provisions thereof, and accepts the Option Shares subject to all of the terms and conditions of the Plan and this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option Shares or disposition of the underlying shares and that Optionee should consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, the undersigned has executed this Agreement effective the ______ day of _____________________, 2016.

A.	John Hass III

By:     _________________________________
Name: